Dividend Capital Diversified Property Fund Inc. POS AM

Exhibit 10.25

DEALER MANAGER AGREEMENT

March 2, 2016

Dividend Capital Securities LLC
518 17th Street, 17th Floor
Denver, CO 80202

Dividend Capital Exchange LLC, a Delaware limited liability company (the “Company”), is offering for sale from time to time, either directly or through wholly-owned subsidiaries, in one or more private placements (each, a “Private Placement,” and collectively, the “Private Placements”) of beneficial interests in specific Delaware statutory trusts (each, an “Interest” and, collectively, the “Interests”) reflecting an indirect ownership of up to $500,000,000 of Interests, pursuant to the Confidential Program Description Memorandum, dated as of March 2, 2016 (as may be amended or supplemented from time to time, the “Memorandum”). The Company is a wholly-owned subsidiary of Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”). The Operating Partnership is the entity through which Dividend Capital Diversified Property Fund Inc., a Maryland corporation (“Dividend Capital Diversified Property Fund” or “DPF”), its general partner, conducts substantially all of its business and owns substantially all of its assets. An Interest is an interest in a master Delaware statutory trust that will beneficially own either (i) a series of Delaware statutory trusts, each of which will hold one commercial property (each, a “Property” and collectively, the “Properties”); or (ii) a Property directly. Information regarding each Property in which Interests will be offered will be included in a property-specific supplement (the “Property Supplement”) to the Memorandum. Each Private Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Private Placements will be made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act (“Accredited Investors”).

The required minimum net equity investment per investor for a particular Property will be set forth in the Property Supplement relating to that Property (such investment, the “Equity Amount”). However, the Company retains the right, in its sole discretion, to increase or reduce this minimum net equity investment requirement with respect to any investor or any Property.

Terms not defined herein shall have the same meaning as in the Memorandum.

In connection herewith, the Company hereby agrees with you, Dividend Capital Securities LLC (the “Dealer Manager”), as follows:

1.     Representations and Warranties of the Company. The Company represents and warrants to the Dealer Manager that:

a.     The Private Placements have not been and will not be registered with the Securities and Exchange Commission (the “Commission”). The Interests are to be offered and sold in reliance upon an exemption from the registration requirements of Section 5 of the Securities Act. The Company will use its best efforts to conduct the Private Placements in compliance with the requirements of Regulation D and will file all appropriate notices of the Private Placements with the Commission.

b.     The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, with all requisite power and authority to conduct its business as described in the Memorandum.

c.     Neither the Memorandum (as amended or supplemented, if applicable) nor the prospectus relating to a public offering from time to time of the Class A, Class W and Class I shares of common stock of DPF (such prospectus, as the same may be supplemented or amended from time to time, and including the documents incorporated by reference therein, is referred to herein as the “DPF Prospectus”)) (as amended or supplemented, if applicable), each as of its date (or as of the date of any such amendment or supplement, if applicable), contains any untrue statement of material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that the foregoing provisions of this Section 1c. will not extend to such statements contained in or omitted from the Memorandum or DPF Prospectus which are based upon information furnished by the Dealer Manager in writing to the Company specifically for inclusion therein.

d.     This Agreement has been duly authorized, executed and delivered by the Company, and assuming due authorization, execution and delivery of this Agreement by the Dealer Manager, will constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

e.     No consent, approval, authorization or other order of any governmental authority is required in connection with the execution or delivery by the Company of this Agreement or the sale by the Company of Interests, except such as have already been obtained or as may be required under the Securities Act or applicable state securities laws.

f.     There are no actions, suits or proceedings pending or, to the knowledge of the Company, threatened against the Company at law or in equity or before or by any Federal or state commission, regulatory body or administrative agency or other governmental body, domestic or foreign, which could reasonably be expected to have a material adverse effect on the business or property of the Company and its subsidiaries, taken as a whole.

g.     The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Company will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Company and its subsidiaries taken as a whole.

h.     The Company has full legal right, power and authority to enter into this Agreement and to perform the Private Placement transactions contemplated hereby.

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i.     At the time of the offer of any Interests, such Interests will be exempt from registration in each state that the Dealer Manager has notified the Company in advance in writing that the Dealer Manager plans to offer the Interests, unless the Company has notified the Dealer Manager in writing that the Interests are not eligible to be sold.

j.     Neither the Company nor any of its predecessors or affiliates have, to the best of its knowledge, offered or sold any Interests or any other securities the offer or sale of which would be deemed to be “integrated” by the Commission or the courts under the standards of existing judicial interpretations or rules or regulations under the Securities Act with offers or sales of the Interests proposed to be made pursuant hereto or for the purpose of determining whether a public offering of the Interests had been made.

k.    None of the Company, any of its predecessors, any affiliated issuer, any director, executive officer, other officer of the Company participating in the Private Placements, any beneficial owner (as that term is defined under Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) of 20% or more of the Company’s outstanding voting equity securities, calculated on the basis of voting power, nor any promoter (as that term is defined in Rule 405 under the Securities Act) connected with the Company in any capacity at the time of sale (each, a “Company Covered Person” and, together, “Company Covered Persons”) is subject to any of the “Bad Actor” disqualifications described in Rule 506(d)(1)(i) to (viii) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3) under the Securities Act. The Company has exercised, and during the term of the Private Placements will continue to exercise, reasonable care to determine whether any Company Covered Person, any Dealer Manager Covered Person (as defined in Section 4m. below) and any Dealer Covered Person (as defined in Section 4n. below) is subject to a Disqualification Event. The Company will immediately comply, to the extent applicable, with its disclosure obligations under Rule 506(e), and will immediately effect the preparation of an amended or supplemented Memorandum that will contain any such required disclosure and will, at no expense to the Dealer Manager, promptly furnish the Dealer Manager with such number of printed copies of such amended or supplemented Memorandum containing any such required disclosure, including any exhibits thereto, as the Dealer Manager may reasonably request.

l.     The Company is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests.

m.   With respect to each Company Covered Person, the Company has established procedures reasonably designed to ensure that the Company receives notice from each such Company Covered Person of (i) any Disqualification Event relating to that Company Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Company Covered Person.

n.    The representations and warranties in Sections 1k. through 1m. are and shall be continuing representations and warranties throughout the term of the Private Placements. The Company will promptly notify the Dealer Manager in writing upon becoming aware of any fact which makes any such representation or warranty untrue.

2.     Covenants of the Company. The Company covenants and agrees with the Dealer Manager that:

a.     It will, at no expense to the Dealer Manager, furnish the Dealer Manager with such number of serially numbered copies of the Memorandum, including all amendments, supplements and exhibits thereto, as the Dealer Manager may reasonably request for the purposes contemplated by federal and state securities laws. It will similarly furnish to the Dealer Manager and others designated by the Dealer Manager as many copies of the following documents as the Dealer Manager may reasonably request: (a) this Agreement; (b) Property Supplements; (c) the DPF Prospectus and (d) any other printed sales literature or other materials the use of which has been approved in writing by the Company.

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b.     If at any time during a Private Placement, any event occurs as a result of which, in the opinion of the Company, the Memorandum or DPF Prospectus would include an untrue statement of a material fact or, in light of the circumstances under which they were made, omit to state any material fact necessary to make the statements therein not misleading, the Company will promptly notify the Dealer Manager thereof (unless the information shall have been received from the Dealer Manager) and will effect or cause the effect of the preparation of an amended or supplemented Memorandum or DPF Prospectus, as applicable, which will correct such statement or omission and will furnish to the Dealer Manager such number of copies of such amended or supplemented Memorandum or DPF Prospectus, as applicable, as the Dealer Manager may reasonably request.

c.     The Company will not conduct the Private Placements or offer or sell any of the Interests by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) of Regulation D.

d.     The Company will cause to be prepared, executed and timely filed with the Commission such notices on Form D as are required by Rule 503 of Regulation D and will take all action necessary to comply with Rule 503 of Regulation D

e.     The Company will notify the Dealer Manager in writing, promptly upon the occurrence of (i) any Disqualification Event relating to any Company Covered Person and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Company Covered Person.

3.     Representations and Warranties of the Dealer Manager.

The Dealer Manager represents and warrants to the Company that:

a.     The Dealer Manager is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Colorado, with all requisite power and authority to enter into this Agreement and to carry out its obligations hereunder.

b.     This Agreement has been duly authorized, executed and delivered by the Dealer Manager, and assuming due authorization, execution and delivery of this Agreement by the Company, will constitute a valid and legally binding agreement of the Dealer Manager enforceable against the Dealer Manager in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability and except that rights to indemnity and contribution hereunder may be limited by applicable law and public policy.

c.     The execution and delivery of this Agreement, the consummation of the transactions herein contemplated and compliance with the terms of this Agreement by the Dealer Manager will not conflict with or constitute a default under (i) its organizational documents, (ii) any indenture, mortgage, deed of trust or lease to which the Dealer Manager or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Dealer Manager or any of its subsidiaries is subject, or (iii) any rule, regulation, writ, injunction or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over the Dealer Manager or any subsidiary or any of their assets, properties or operations, except in the case of clause (ii) or (iii) for such conflicts or defaults that would not individually or in the aggregate have a material adverse effect on the condition (financial or otherwise), business, properties or results of operations of the Dealer Manager and its subsidiaries taken as a whole.

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d.     The Dealer Manager is, and during the term of this Agreement will be, duly registered as a broker-dealer pursuant to the provisions of the Exchange Act, a broker-dealer duly registered as such in the State of Colorado, a member in good standing of the Financial Industry Regulatory Authority, Inc. ( “FINRA”), and a broker or dealer duly registered as such in those states where the Dealer Manager is required to be registered in order to carry out the Private Placements contemplated by the Memorandum and the Property Supplements. The Dealer Manager is in compliance with all applicable rules and regulations to which it is subject, including without limitation, those under the Exchange Act and the Rules promulgated by FINRA.

e.     The information under the caption “Private Placement” in the Memorandum and all other information furnished to the Company by the Dealer Manager in writing expressly for use in the Memorandum, or any amendment or supplement thereto, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

4.     Covenants of the Dealer Manager.

The Dealer Manager will conduct the Private Placements in compliance with (i) the private placement procedures set forth in the Memorandum of Private Placement Procedures attached hereto as Exhibit “B” (the “Private Placement Procedures”); (ii) the private placement procedures set forth in the Memorandum and the Property Supplements; (iii) the requirements of the Securities Act, including without limitation, Regulation D; (iv) the requirements of the Exchange Act; (v) all applicable state securities laws; and (vi) the Rules promulgated by FINRA. The Dealer Manager covenants and agrees with the Company that:

a.     During the course of a Private Placement, the Dealer Manager will not make any untrue statement of a material fact or omit to state a material fact required to be stated or necessary to make any statement, in light of the circumstances under which it was made, not misleading concerning the Private Placement or any matters set forth in or contemplated by the Memorandum or the Property Supplement.

b.     The Dealer Manager will not conduct a Private Placement or offer or sell the Interests by means of:

(i)         any advertisement, article, notice or other communication mentioning the Private Placement, Interests or Property published in any newspaper, magazine or similar medium, cold mass mailings, broadcast over television, radio or the internet, or an e-mail message sent to a large number of previously unknown persons;

(ii)        any seminar or meeting, the attendees of which have been invited by any general solicitation or general advertising; or

(iii)       any letter, circular, notice or other written communication constituting a form of general solicitation or general advertising.

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c.     The Dealer Manager will only use sales materials (other than the Memorandum) the use of which in connection with a Private Placement has been approved by the Company in writing, and will not provide any such materials to any offeree unless such materials were accompanied or preceded by the Memorandum.

d.     The Dealer Manager will notify the Company in advance in writing of the states in which it or a Dealer plans to offer the Interests. If the Company advises the Dealer Manager in writing that the Interests are not eligible to be sold pursuant to an exemption from registration in, or if the Company (in its sole discretion) otherwise elects not to offer the Interests in, one or more states, the Dealer Manager will immediately cease and desist from offering Interests to persons in such states.

e.     During the course of a Private Placement and prior to the sale of Interests, the Dealer Manager will provide each offeree with a copy of the Memorandum and a copy of the applicable Property Supplement for the Property relating to such offer.

f.     Until the termination of the Private Placement, if the Dealer Manager has been provided with a supplement or amendment to the Memorandum or a Property Supplement, the Dealer Manager will promptly distribute such supplement or amendment to persons who previously received a copy of the Memorandum or Property Supplement from it and who it believes continue to be interested in participating in such Private Placement and will include such supplement or amendment in all deliveries of the Memorandum and Property Supplement after receipt of any such supplement or amendment.

g.     The Dealer Manager will not make any oral or written representations on behalf of the Company other than those contained in the Memorandum or DPF Prospectus unless the making of such representations has been approved by the Company in writing, nor will the Dealer Manager act as an agent of the Company or for the Company in any other capacity except as expressly set forth herein.

h.     The Dealer Manager will not execute any transaction in which a subscriber invests in the Interests in a discretionary account without prior written approval of the transaction by the subscriber.

i.     Except for the Selected Dealer Agreements, no agreement will be made by the Dealer Manager with any person permitting the resale, repurchase or distribution of any Interests.

j.     The Dealer Manager will not accept, and will not be required to accept, any checks or funds representing an equity investment by a subscriber in the Interests. Any checks or funds are to be transmitted by subscribers directly to the escrow agent in accordance with the procedures set forth in the escrow agreement in the form attached hereto as Exhibit “C” (the “Escrow Agreement”).

k.     The Dealer Manager will furnish to the Company upon request a complete list of all persons and entities who have received a Memorandum and such parties’ addresses.

l.     The Dealer Manager will comply with all applicable federal and state laws and regulations relating to the collection, maintenance and disclosure of non-public information provided by prospective investors in connection with their proposed investment in the Interests.

m.    The Dealer Manager represents that neither it, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer Manager or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Manager Covered Person” and, together, “Dealer Manager Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Company prior to the date hereof.

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n.     In its agreements with the Dealers, the Dealer Manager will require the Dealers to represent that neither the Dealer, nor any of its directors, executive officers, general partners, managing members or other officers participating in the offering of Interests, nor any of the directors, executive officers or other officers participating in the offering of Interests of any such general partner or managing member, nor any other officers, employees or associated persons of the Dealer or any such general partner or managing member that have been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests (each, a “Dealer Covered Person” and, together, “Dealer Covered Persons”), is subject to any Disqualification Event except for a Disqualification Event (i) contemplated by Rule 506(d)(2) of the Securities Act and (ii) a description of which has been furnished in writing to the Dealer Manager prior to the date of the Selected Dealer Agreement between the Dealer Manager and such Dealer.

o.     The Dealer Manager represents that it is not aware of any person (other than any Company Covered Person, Dealer Manager Covered Person or Dealer Covered Person) that has been or will be paid (directly or indirectly) remuneration for solicitation of purchasers in connection with the sale of any Interests. The Dealer Manager will notify the Company of any agreement entered into between the Dealer Manager and any such person in connection with such sale.

p.     The representations, warranties and covenants in Sections 4m. through 4o. above are and shall be continuing representations, warranties and covenants throughout the term of the Private Placements. The Dealer Manager will notify the Company in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Manager Covered Person not previously disclosed to the Company in accordance with Section 4m. above, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Manager Covered Person.

q.     In its agreements with the Dealers, the Dealer Manager will require that the Dealers notify the Dealer Manager in writing promptly upon the occurrence of (i) any Disqualification Event relating to any Dealer Covered Person not previously disclosed to the Dealer Manager, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to any Dealer Covered Person. The Dealer Manager will notify the Company in writing promptly upon receiving notification from any Dealer of the occurrence of any such event described in this paragraph.

r.     The Dealer Manager acknowledges that, with respect to each Dealer Manager Covered Person and Dealer Covered Person, the Company is relying upon the representations, covenants and agreements of the Dealer Manager set forth in this Section 4 and the representations, covenants and agreements of the Dealers referred to in this Section 4 as procedures reasonably designed to ensure that the Company receives notice from each such Dealer Manager Covered Person or Dealer Covered Person of (i) any Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person, and (ii) any event that would, with the passage of time, become a Disqualification Event relating to that Dealer Manager Covered Person or Dealer Covered Person.

s.     The Dealer Manager will provide, and in its agreements with the Dealers will require the Dealers to provide, such certifications, documentation, and other information reasonably requested by the Company from time to time which the Company deems to be necessary or advisable to carry out the exercise of reasonable care under Rule 506(d) and (e) under the Securities Act in connection with the Private Placements.

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5.     Purchase, Sale and Delivery of Interests.

On the basis of the covenants, representations and warranties herein contained and subject to the terms and conditions herein set forth:

a.     The Company hereby appoints the Dealer Manager as its agent and primary distributor for the purpose of conducting the Private Placements and soliciting subscriptions for Interests reflecting an indirect ownership of up to $500,000,000 of Interests in accordance with the terms of the Private Placement Procedures, the Memorandum, the Property Supplements and this Agreement, and the Dealer Manager agrees to use its best efforts to solicit such subscriptions. The Dealer Manager may, however, discharge its responsibilities under this Agreement by forming a group of securities dealers (referred to herein as “Dealers”) who are members of FINRA acceptable to the Company, to conduct the Private Placements and solicit subscribers for Interests. The Dealer Manager will enter into a Selected Dealer Agreement in substantially the form attached to this Agreement as Exhibit “A” (the “Selected Dealer Agreement”) with each such Dealer. Each Selected Dealer Agreement will require the applicable Dealer to represent and warrant, for the benefit of the Company, that it will conduct the Private Placements in the manner set forth in Sections 3 and 4 of this Agreement, including the Private Placement Procedures attached as Exhibit “B” hereto. The Dealer Manager will have no authority to appoint any person or other entity as an agent or sub-agent of the Dealer Manager or the Company in connection with the Private Placements, except to appoint Dealers acceptable to the Company pursuant to the Selected Dealer Agreements. The subscriptions shall be evidenced by the completion and execution by each prospective subscriber and acceptance by the Company of a Purchase Agreement for the Interests. It is understood that no subscription shall be regarded as effective unless and until accepted by the Company or one of its agents on behalf of the Company, and the Company reserves the right in its sole discretion for any reason to refuse any subscription to participate in a Private Placement from any person at any time.

b.     Promptly after receiving written notification from the Company to commence a Private Placement, the Dealer Manager and the Dealers shall commence the offering of Interests to Accredited Investors, in jurisdictions in which the Company has qualified for an exemption from registration or in which the Private Placement is otherwise permitted. The Dealer Manager and the Dealers will suspend or terminate offering Interests upon request of the Company at any time and will resume offering Interests upon any subsequent request of the Company.

c.     Except as provided in the section entitled “Private Placement” in the Memorandum or in the Property Supplement, as compensation for the services rendered by the Dealer Manager, the Company agrees that it will pay to the Dealer Manager selling commissions in the amount of up to 5% of the Equity Amount, plus a dealer manager fee in the amount of up to 1.5% of the Equity Amount relating to transactions consummated pursuant to the Private Placement.

d.     The Company will not be liable or responsible to any Dealer for direct payment of commissions to such Dealer, it being the sole and exclusive responsibility of the Dealer Manager for payment of commissions to Dealers. Notwithstanding the above, at its discretion, the Company may act as agent of the Dealer Manager by making direct payment of commissions to such Dealers without incurring any liability therefor.

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e.     The selling commission may be reduced to zero by the Dealer Manager in connection with certain categories of sales, including sales through investment advisors or banks acting as trustees or fiduciaries and sales to our affiliates. Certain Dealers may also agree to reduce the selling commission to less than 5% for certain purchasers. If the selling commission is reduced, the purchase price will also be reduced by the “Reduced Commission Discount” which is defined as: 1 minus the ratio of (1) 92% divided by (2) 92% plus the percentage points that the commission is reduced. For example, if a Dealer wanted to reduce its commission from 5% to 3% and the purchase price was $100,000, then the Reduced Commission Discount would equal approximately 2.13% and the reduced purchase price would equal $97,872.34 for that purchaser.

f.     In addition to the other items of underwriting compensation set forth in this Section 5, the Company shall reimburse the Dealer Manager or Dividend Capital Total Advisors LLC (the “Advisor”) for certain costs and expenses incurred by such entities incident to the Private Placements, to the extent permitted pursuant to prevailing rules and regulations of FINRA, including expenses, fees and taxes incurred in connection with: (a) customary travel, lodging, meals and reasonable entertainment expenses incurred in connection with the Private Placements; (b) costs and expenses of conducting educational conferences and seminars, attending broker-dealer sponsored conferences, or educational conferences sponsored by the Company; (c) customary promotional items; and (d) legal fees of the Dealer Manager.

g.     In addition to reimbursement as provided under Section 5.f, the Company shall also reimburse the Dealer Manager for reasonable bona fide due diligence expenses incurred by any Dealer. The Dealer Manager shall obtain from any Dealer and provide to the Company a detailed and itemized invoice for any such due diligence expenses.

h.     The Company reserves the right, in its sole discretion, to refuse to accept any or all subscriptions for Interests tendered by the Dealer Manager or its Dealers, and/or to terminate a Private Placement of Interests at any time prior to the scheduled termination date of a Private Placement. In the event that a Private Placement is terminated for any reason prior to its completion and the purchase of the Interests as contemplated in the Memorandum, the Dealer Manager will be entitled to no compensation in connection with its offering or sale of the offered Interests.

i.     A Private Placement of Interests will be at the offering prices and upon all the terms and conditions set forth in the Memorandum and the Property Supplements and the exhibits and any supplements thereto.

6.     Indemnification.

a.     Subject to the conditions set forth below, the Company agrees to indemnify and hold harmless the Dealer Manager, the Dealers and their respective affiliates, directors, officers, employees and agents and each person, if any, who controls the Dealer Manager or Dealer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “DM Related Party”), from and against any and all losses, claims, damages and liabilities (including, without limitation, legal fees and other reasonable expenses incurred in connection with any suit, action or proceeding or any claim asserted, as such fees and expenses are incurred) (collectively, “Claims”), caused by, arising out of or based upon:

(i)          any untrue statement or alleged untrue statement of a material fact contained in the Memorandum (or any amendment or supplement thereto), a Property Supplement or the DPF Prospectus (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company shall not be responsible for any Claims relating to this Section 6.a. to the extent that (A) such Claims are attributable to the failure of the Dealer Manager or a Dealer to deliver to a purchaser an updated or supplemented Memorandum, Property Supplement or DPF Prospectus that corrects such untrue statement(s) or omission(s); or (B) such Claims arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made by the Dealer Manager, a Dealer or any other agents of the Dealer Manager, or made in reliance upon and in conformity with any information furnished to the Company in writing by such Dealer Manager or a Dealer;

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(ii)        the failure of the Company to comply (through no failure of a DM Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including, without limitation, Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations (other than as a result of breach of this Agreement or non-compliance with applicable securities laws, rules or regulations or the Private Placement Procedures by the Dealer Manager or any Dealer); or

(iii)       the material breach by the Company (through no failure of an DM Related Party) of any term, condition, representation, warranty or covenant of the Company set forth in this Agreement.

b.    Subject to the conditions set forth below, the Dealer Manager agrees to indemnify and hold harmless the Company and its affiliates, directors, officers, employees and agents and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act (each and collectively, a “Company Related Party”), from and against any and all Claims, caused by, arising out of or based upon:

(i)         any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information furnished to the Company in writing by the Dealer Manager expressly for use in the Memorandum or any amendment or supplement thereto or a Property Supplement;

(ii)        any offers or sales in violation of the private placement procedures set forth in the Private Placement Procedures by the Dealer Manager or its representatives, employees or agents (other than a Dealer);

(iii)       any unauthorized use of sales materials or unauthorized verbal or written representations in connection with the Private Placement made by the Dealer Manager or its representatives, employees or agents (other than a Dealer) in violation of the Securities Act, or any other applicable federal or state securities laws and regulations;

(iv)       the Dealer Manager’s failure to comply (through no failure of a Company Related Party) with any of the applicable provisions of the Securities Act, the Exchange Act, the rules and regulations promulgated under the Securities Act and the Exchange Act (including without limitation Rule 506 of Regulation D) or any other applicable state securities laws, rules or regulations;

(v)        the material breach by the Dealer Manager of any term, condition, representation, warranty or covenant of the Dealer Manager set forth in this Agreement; and

(vi)       the failure of the Dealer Manager to maintain its status as a registered broker-dealer in accordance with the rules and regulations of the FINRA and any applicable state broker-dealer registration requirements or the violation by the Dealer Manager or any of its principals, managers, members, directors, officers, employees or agents of any requirements, rules or regulations of the FINRA or any other state laws, rules or regulations governing the licensing of or acting as a securities broker-dealer.

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c.     Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, notify in writing the indemnifying party of the commencement thereof; the omission so to notify the indemnifying party will relieve it from liability under this Section 6 only in the event and to the extent the failure to provide such notice adversely affects the ability to defend such action. In case any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled, to the extent it may wish, jointly with any other indemnifying party similarly notified, to participate in the defense thereof, with separate counsel. Such participation shall not relieve such indemnifying party of the obligation to reimburse the indemnified party for reasonable legal and other expenses (subject to paragraph d. of this Section 6) incurred by such indemnified party in defending itself, except for such expenses incurred after the indemnifying party has deposited funds sufficient to effect the settlement, with prejudice, of the claim in respect of which indemnity is sought. Any such indemnifying party shall not be liable to any such indemnified party on account of any settlement of any claim or action effected without the consent of such indemnifying party.

d.     The indemnifying party shall pay all legal fees and expenses of the indemnified party in the defense of such claims or actions; provided, however, that the indemnifying party shall not be obliged to pay legal expenses and fees to more than one law firm in connection with the defense of similar claims arising out of the same alleged acts or omissions giving rise to such claims notwithstanding that such actions or claims are alleged or brought by one or more parties against more than one indemnified party. If such claims or actions are alleged or brought against more than one indemnified party, then the indemnifying party shall only be obliged to reimburse the expenses and fees of the one law firm that has been selected by a majority of the indemnified parties against which such action is finally brought; and in the event a majority of such indemnified parties is unable to agree on which law firm for which expenses or fees will be reimbursable by the indemnifying party, then payment shall be made to the first law firm of record representing an indemnified party against the action or claim. Such law firm shall be paid only to the extent of services performed by such law firm and no reimbursement shall be payable to such law firm on account of legal services performed by another law firm.

e.     If the indemnification provided for in paragraphs a. and b. above is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect both the relative benefits received by the indemnified party or parties on the one hand and indemnifying party or parties on the other hand, from the Private Placement and the relative fault of the indemnified party or parties on the one hand and the indemnifying party or parties on the other hand in connection with the statements, omissions, representations, violations, actions or failures to act that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations.

f.     The Company and the Dealer Manager agree that it would not be just and equitable if contribution pursuant to this Section 6 were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in paragraph e. above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph e. above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses incurred by such indemnified party in connection with any such action or claim. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Dealer Manager’s and Dealers’ obligations to contribute pursuant to this Section 6 are several in proportion to their respective obligations hereunder and under any Selected Dealer Agreement and not joint.

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g.     The remedies provided for in this Section 6 are not exclusive and shall not limit any rights or remedies that may otherwise be available to any indemnified party at law or in equity.

h.     A successor of any of the parties to this Agreement shall be entitled to the benefits of the indemnity agreements contained in this Section 6.

7.     Arbitration. Any dispute, controversy or claim arising between the parties relating to this Agreement (whether such dispute arises under any federal, state or local statute or regulation, or at common law), shall be resolved by final and binding arbitration administered in accordance with the then current rules of the American Arbitration Association (“AAA”). Any matter to be settled by arbitration shall be submitted to the AAA in Denver, Colorado and the parties agree to abide by all awards rendered in such proceedings. The parties shall attempt to designate one arbitrator from the AAA, but if they are unable to do so, then the AAA shall designate an arbitrator. Any arbitrator selected by the parties or the AAA shall be a qualified Person with no less than ten (10) years of experience as a business appraiser and who has experience with complex real estate disputes. The arbitration shall be final and binding, and enforceable in any court of competent jurisdiction. All awards may be filed with the clerk of one or more courts, state or federal having jurisdiction over the party against whom such award is rendered or his or her property, as a basis of judgment and of the issuance of execution for its collection.

8.     Survival of Provisions. The respective agreements, representations and warranties of the Company and the Dealer Manager set forth in this Agreement shall remain operative and in full force and effect regardless of (a) any termination of this Agreement, (b) any investigation made by or on behalf of the Dealer Manager or any Dealer or any person controlling the Dealer Manager or any Dealer or by or on behalf of the Company or any person controlling the Company, and (c) the acceptance of any subscription for the Interests.

9.     Notice. All notices will be in writing and will be duly given to the Dealer Manager when mailed to Dividend Capital Securities LLC, 518 17th Street, 17th Floor, Denver, Colorado 80202, Attn: Charles Murray, and to the Company when mailed to Dividend Capital Exchange LLC, 518 17th Floor, Denver, Colorado 80202, Attn: M. Kirk Scott.

10.   Costs of Compliance and Private Placement. The Dealer Manager will pay all of its own costs and expenses necessary for the Dealer Manager to remain in compliance with any applicable federal, state or FINRA laws, rules or regulations in order to participate in the Private Placement as a broker/dealer. The Company agrees to pay all other expenses incident to the performance of its obligations hereunder, including all expenses incident to filings with federal and state regulatory authorities and to the exemption of the Interests under federal and state securities laws, including fees and disbursements of the Company’s counsel, and all costs of reproduction and distribution of the Memorandum, Property Supplements and any amendment or supplement thereto.

11.   Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

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12.     Severability. If any portion of this Agreement shall be held invalid or inoperative, then so far as is reasonable and possible the remainder of this Agreement shall be considered valid and operative and effect shall be given to the intent manifested by the portion held invalid or inoperative.

13.     Delay. Neither the failure nor any delay on the part of any party to this Agreement to exercise any right, remedy, power, or privilege under this Agreement shall operate as a waiver thereof, nor shall a waiver of any right, remedy, power, or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power, or privilege with respect to any subsequent occurrence.

14.     Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart, when executed and delivered, shall be an original contract, but all counterparts, when taken together, shall constitute one and the same Agreement.

15.     Third Party Beneficiaries; Successors; Assignment; Amendment.

a.     This Agreement shall inure to the benefit of and be binding upon the Dealer Manager, the Company, each Dealer who enters into a Selected Dealer Agreement with the Dealer Manager and their respective successors. Nothing in this Agreement is intended or shall be construed to give to any other person any right, remedy or claim, except as otherwise specifically provided herein.

b.     Subject to the prior written consent of the Company, which consent shall not be unreasonably withheld, the Dealer Manager may assign its rights and obligations under this Agreement to a registered broker-dealer that is a member in good standing of the FINRA.

c.     This Agreement may be amended by the written agreement of the Dealer Manager and the Company.

16.     Term. Any party to this Agreement shall have the right to terminate this Agreement on 60 days’ written notice.

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If the foregoing correctly sets forth our understanding, please indicate your acceptance thereof in the space provided below for that purpose, whereupon this letter and your acceptance shall constitute a binding agreement between us as of the date first above written.

Very truly yours,

DIVIDEND CAPITAL EXCHANGE LLC,
a Delaware limited liability company

By: DCTRT LEASING CORP., a Delaware corporation, its sole member

By: Dividend Capital Total Realty Operating Partnership LP, a Delaware limited partnership, its sole stockholder

By: Dividend Capital Diversified Property Fund Inc., a Maryland corporation, its general partner

		By:	/s/ M. Kirk Scott
Name: M. Kirk Scott
Title: Chief Financial Officer

Accepted and agreed to as of the date first above written:

DIVIDEND CAPITAL SECURITIES LLC,
a Colorado limited liability company

By:	/s/ Charles Murray
Name: Charles Murray
Title: President

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EXHIBIT “A”

Form of Selected Dealer Agreement

EXHIBIT “B”

Memorandum of Private Placement Procedures

Dividend Capital Securities LLC (the “Dealer Manager”) is acting as Dealer Manager on behalf of Dividend Capital Exchange LLC, a Delaware limited liability company (the “Company”), in connection with one or more private placements (each, a “Private Placement,” and collectively, the “Private Placements”) that are offered for sale from time to time, either directly or through wholly-owned subsidiaries, of beneficial interests in specific Delaware statutory trusts (the “Interests”) reflecting an indirect ownership of up to $500,000,000 of Interests. An Interest is an interest in a master Delaware statutory trust that will beneficially own either (i) a series of Delaware statutory trusts, each of which will hold one commercial property (each, a “Property” and collectively, the “Properties”); or (ii) a Property directly. Each Private Placement is intended to be exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”). The Private Placement will be made only to “accredited investors,” as that term is defined in Rule 501(a) of Regulation D (“Regulation D”) promulgated under the Securities Act (referred to herein as “Accredited Investors”), pursuant to the Confidential Program Description Memorandum, dated as of March 2, 2016, which, together with all exhibits thereto and as amended or supplemented from time to time, is referred to herein as the “Memorandum,” a copy of which will be delivered to each offeree. Information regarding each Property in which Interests will be offered will be included in a property-specific supplement (the “Property Supplement”) to the Memorandum. Capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Memorandum.

In order to ensure that the Private Placements are made in conformity with applicable federal and state securities laws, the Dealer Manager will observe the private placement procedures set forth below, which will be varied or modified only in writing by the Company. The Dealer Manager will also take such steps as are necessary to ensure that the Dealers and their agents and employees will observe the private placement procedures contained herein. Compliance with the Federal and state securities laws is the responsibility of each person participating in the Private Placement.

Exemption from the registration requirements of the Securities Act and from the “blue sky” laws of most states is available only if the Private Placement does not involve a “general solicitation” and only if the Private Placement is made in conformance with the safe harbor provisions of Regulation D.

A specifically appointed supervisor of the Dealer Manager (the “Designated Supervisor”) will review each prospective offeree’s qualifications before permitting an offer. Only (i) the Dealer Manager and (ii) registered representatives of a Dealer (either or both of which are hereinafter referred to as the “Registered Representative”) may make offers to persons who have been pre-qualified.

1.          Prospective Offerees. Offers may be made only to investors who are Accredited Investors. In addition, prospective offerees may not be contacted through any form of general solicitation or advertising. Marketing materials furnished by the Company or the Dealer Manager and marked “for broker-dealer use only” shall not be furnished to prospective offerees, and marketing materials intended for distribution to prospective offerees shall not be delivered to any offeree unless such materials were accompanied or preceded by the Memorandum. The Interests with respect to a Private Placement may be offered during a period commencing on the date specified in the Property Supplement and continuing until the termination date for such Private Placement set forth in the Property Supplement.

2.          Certification of Registered Representative. Before a Memorandum and Property Supplement is delivered to an offeree and an offer is made, the “Registered Representative Certification” section of each prospective offeree’s Investor Questionnaire (the “Certification”) must be executed by the Registered Representative. The Certification will constitute a representation to the Dealer Manager, the Dealer and the Company that (i) the offeree was not contacted through any form of general solicitation and has a pre-existing relationship with the Dealer; and (ii) based upon the offeree’s execution and delivery of such Investor Questionnaire and any other information in the Registered Representative’s files or otherwise presented by the offeree, the offeree is an Accredited Investor, participation in the Private Placement would be a suitable investment for the offeree, and the offeree has such financial and business experience (either alone or together with his advisor) as to be able to understand and appreciate the risks and merits of participating in the Private Placement.

3.          Indications of Interest. The Certification must be based on the Investor Questionnaire executed by such prospective offeree, information in the Registered Representative’s files (and procedures necessary to update such information) and upon knowledge of the prospective offeree and current information supplied by or otherwise available concerning such prospective offeree. If a prospective offeree satisfies the requirements of paragraph 1 above, the Registered Representative may seek to determine orally whether a prospective offeree is likely to be interested in participating in the Private Placement prior to receiving a completed Investor Questionnaire. However, indications of interest may be solicited if, but only if, such solicitations do not become so precise and detailed as to constitute “offers,” including, but not limited to, those forms of offers prohibited by Section 10 of this Memorandum of Private Placement Procedures. The point at which solicitations of indications of interest become so precise as to constitute “offers” cannot be defined with precision. However, if a prospective offeree’s interest cannot be ascertained without making specific disclosures regarding the transaction structures described in the Memorandum, such offeree shall not be allowed to participate in the Private Placement.

4.          Review of Investor Questionnaires. Each Investor Questionnaire will be reviewed by the Designated Supervisor. If the Designated Supervisor determines that (i) a prospective offeree qualifies as an Accredited Investor and (ii) participation in the Private Placement would be suitable for the prospective offeree, the Designated Supervisor may permit Interests to be offered to the prospective offeree through the delivery of a Memorandum and Property Supplement.

5.          Delivery of Memorandum and Marketing Materials. If the Designated Supervisor elects to permit Interests to be offered to a prospective offeree, the Designated Supervisor shall write the offeree’s name on the Memorandum and deliver that copy of the Memorandum, together with copies of a Property Supplement relating to the Property with respect to which Interests are being offering, the DPF Prospectus and the Investor Application (together, the “Exhibits”), to the Registered Representative for delivery to such offeree. That copy of the Memorandum must be delivered only to the named offeree and may not be duplicated or furnished to any other person. In addition, only marketing materials (other than the Memorandum) the use of which in connection with the Private Placement has been approved by the Company in writing shall be delivered to prospective offerees, and such marketing materials shall only be provided to prospective offerees when accompanied or preceded by the Memorandum.

6.          Control Numbers. The Designated Supervisor shall keep a log or other written record of every copy of the Memorandum furnished to any person (including copies of the Memorandum furnished to Registered Representatives for their information, copies furnished to offerees, copies furnished to advisors of offerees and copies furnished to regulatory or administrative authorities). The records or logs so maintained must indicate (a) the number of each copy, (b) the name and address of the person to whom such copy was furnished, and (c) the capacity in which such person received the copy of the Memorandum. If, for any reason, such copy is not delivered to the person for whom it was intended, or is returned, the Designated Supervisor should be notified and, upon receipt of such notice, that fact should be entered in such log. A Memorandum not delivered to the person for whom it is intended, or returned, may not be reassigned or delivered to any other offeree. A copy of the log will be made available for review by the Company.

7.          State Securities Law Procedures. Prior to sending a copy of the Memorandum and/or the Property Supplement to any offeree, the Dealer Manager must have notified the Company in writing as to the state of residence of such offeree to ensure compliance with the securities laws of such state. If there is any question, uncertainty, qualification or limitation upon the making of any such offer, such offer shall be made only after the Designated Supervisor has reviewed the matter with the Company.

8.          Prospecting. This Private Placement is inappropriate for and shall not be used for any form of prospecting (see Sections 1 and 2 above). In addition, the Staff of the Securities and Exchange Commission has indicated that it believes furnishing copies of a private placement memorandum (or a description of the terms of a security to be privately placed) to lawyers, accountants or other professionals and asking such lawyers, accountants or other professionals to call an offering to the attention of their clients who might be interested or to otherwise facilitate the offering (the “Financial Intermediaries”) may constitute a “general solicitation.” Thus, the use of Financial Intermediaries in this manner is inconsistent with a private placement under Regulation D. Accordingly, no person shall initiate contact with a Financial Intermediary, other than a Registered Representative, for the purpose of soliciting, directly or indirectly, an offer to participate in the Private Placement.

9.          Prohibited Disclosures. Offers will be made only by the Memorandum, the Property Supplements and any other material expressly approved by the Dealer Manager and the Company and only after the procedures set forth in Sections 1 through 8 above have been satisfied.

10.        Advertising and Seminars. Offers may be made only through direct contact with an offeree with whom a Registered Representative has a pre-existing relationship. No representative of the Dealer Manager, a Dealer or the Company may discuss a Private Placement with any member of the press or the radio or television media. No advertisement relating, directly or indirectly, to a Private Placement, including tombstone advertisements prior to termination of such Private Placement, may be published. Letters, circulars, notices, postings on websites, memoranda, including tombstone advertisements prior to such termination, or other written communications to customers announcing or describing a Private Placement or inviting inquiries concerning a Private Placement or similar investments are strictly prohibited. Seminars or meetings (other than those approved by the Designated Supervisor, in consultation with the Company) relating to a Private Placement are strictly prohibited.

11.          How to Subscribe. All prospective offerees must execute and deliver an Investor Questionnaire prior to the receipt of a Memorandum or Property Supplement. The Investor Questionnaire should be completed by offerees in as much detail as possible since it substantiates the Certification and is relied on by the Designated Supervisor and the Company in determining that offerees are Accredited Investors and are otherwise suitable to participate in the Private Placement. The Exhibits furnished to offerees with the Memorandum will include the Investor Application. If an offeree completes and returns the Investor Application and it is approved, the offeree will receive the Purchase Agreement and other closing documents. If an offeree elects to participate in a Private Placement, the Registered Representative should review the “Private Placement” section of the Memorandum and the more detailed information in the Investor Application and ensure that the appropriate documents are completed in their entirety and the required Deposit is paid by the offeree. Under no circumstances should any Registered Representative alter in any respect subscription documents that have been signed and delivered by an offeree. Any subscription document that is incomplete or incorrectly completed should be returned to the prospective investor for completion or revision. All documents must be exactly in the form in which they are delivered to the prospective investor or they will be rejected.

12.          Approval of Subscribers. No offeree’s subscription may be accepted until the Designated Supervisor and the Company have reviewed such offeree’s Investor Questionnaire and Investor Application, have determined that such documents have been completed properly and have determined that there is a reasonable basis for belief that such offeree is an Accredited Investor and that such offeree meets any other applicable suitability standards. No sale of an Interest shall be regarded as effective unless and until a subscription for such Interest has been formally accepted by the Company.

13.          Rejections. The Designated Supervisor and the Company each may determine, in its sole and absolute discretion, not to accept the subscription of any person, without regard to whether it appears that from such person’s Investor Questionnaire and Investor Application that such person is an Accredited Investor and/or meets any or all other applicable standards.

14.          Questions. If questions arise regarding a Private Placement, a Registered Representative or the Dealer Manager should be consulted.

EXHIBIT “C”

Escrow Agreement